SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549




                          FORM 8-K
                       CURRENT REPORT


              Pursuant to Section 13 or 15 (d)
          of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event
                reported) December 30, 1997


                COMMUNITY TRUST BANCORP, INC.
   (Exact name of registrant as specified in its charter)

     Kentucky             0-11129            61-0979818
     (State or other    (Commission       (IRS Employer
     jurisdiction of    File Number)     Identification
     incorporation)                           No.)

     208 North Mayo Trail
     Pikeville, Kentucky                          41501
     (Address of principal executive offices)   (Zip Code)

    Registrant's telephone number, including area code:
                        (606) 432-1414

                      Not Applicable
   (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     Community Trust Bancorp, Inc. has entered into a definitive agreement with subsidiaries of Banc One
Corporation to acquire seventeen branches of Banc One
Corporation's subsidiaries in West Virgina.  Community
Trust Bancorp, Inc. also entered into a agreement with Premier Financial Bancorp, Inc. of Georgetown, Kentucky to sell three of the branches to be acquired from Banc One
Corporation's subsidiaries.

     See Exhibit 1.

                        Signatures

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             Community Trust Bancorp, Inc.
January 7, 1998              By: Richard M. Levy
                             Richard M. Levy
                             Executive Vice President
                             Chief Financial Officer

                    INDEX TO EXHIBITS


Exhibit                                       Sequentially Numbered Pages

1         Community Trust Bancorp, Inc.                5-7
          Press Release dated December 30, 1997

FOR IMMEDIATE RELEASE
DECEMBER 30, 1997

FOR FURTHER INFORMATION CONTACT BURLIN COLEMAN, CHAIRMAN,
PRESIDENT AND CHIEF EXECUTIVE OFFICER, COMMUNITY TRUST
BANCORP, INC. AT 606-432-1414, EXT. 3276 OR RICK LEVY,
CHIEF FINANCIAL OFFICER, AT 606-432-1414, EXT. 3282

COMMUNITY TRUST BANCORP, INC. (NASDAQ/NMS-CTBI) TO
PURCHASE SEVENTEEN BANC ONE CORPORATION, WEST VIRGINIA
BRANCHES

Burlin Coleman, Chairman and CEO of Community Trust
Bancorp, Inc., announced today that Community Trust
Bancorp, Inc. has entered into a definitive agreement with BANC ONE CORPORATION to acquire seventeen branches (list attached) of BANC ONE CORPORATION's subsidiaries ("Bank
One") located in West Virginia. The branches to be acquired currently have deposits totaling approximately
$565 million.  The purchase price to be paid by Community
Trust Bancorp, Inc. for the branches will be a 9.7% premium on deposits as of the closing date plus approximately $4.5 million for fixed assets, subject to adjustment as provided in the definitive agreement.
Concurrently with this agreement, Community Trust Bancorp,
Inc. entered into an agreement with PREMIER FINANCIAL
BANCORP, INC. (NASDAQ/NMS-PFBI) of Georgetown, Kentucky to sell branches to be acquired from Bank One located in Madison, Philippi, and Van, with total deposits of approximately $152.6 million. Both agreements are subject to the approval of Federal and State regulatory agencies.

In making this announcement, Coleman stated that "we look forward to becoming a part of these West Virginia communities. We will work with the existing employees of these offices to provide "community banking" at its best with most decision making relating to customer service retained within the local markets."

Community Trust Bancorp, Inc., with assets of $1.8 billion, is headquartered in Pikeville, Kentucky and has 56 banking locations within its markets in Central and Eastern Kentucky.

Marshall Reynolds, Chairman of Premier Financial Bancorp,
Inc. said "We are excited to be adding the West Virginia operations to Premier and to have the opportunity to work with Community Trust."

Premier is a community bank holding company with six individually managed commercial bank subsidiaries operating in smaller communities in central Kentucky and western Ohio with assets totaling approximately $430 million. In addition to these West Virginia operations
Premier has announced the acquisition of Ohio River Bank which is awaiting regulatory approval.

Bank One continues to operate centers in Beckley, Buckhannon, Charleston, Huntington, Wayne, Wheeling
Steubenville, Clarksburg and Logan.

BANC ONE CORPORATION had total managed assets of $142.9 billion, total assets of $113.l billion, and common equity of $9.9 billion as of September 30, 1997. BANC ONE operates banking centers in 12 states. BANC ONE also owns several additional corporations that engage in a full range of financial services. Information about BANC ONE's financial results and its products and services can be accessed on the Internet at: http://www.bankone.com;
through InvestQuest at: http://www.investquest.com; or through Fax-on-demand at: (614) 844-3860.

The common stock of Community Trust Bancorp, Inc. is traded on the NASDAQ Stock Market under the ticker symbol
"CTBI."

The common stock of Premier Financial Bancorp, Inc. is traded on the NASDAQ stock market under the ticker symbol
"PFBI."

The Bank One Corporation, West Virginia branches to be acquired in this transaction. are:

Madison
Van
Alum Creek
Fort Gay
Hamlin
West Hamlin
Williamson Main and Williamson 4th Avenue
New Martinsville
Steelton
Point Pleasant Main
Point Pleasant North and Point Pleasant Mini
Charles Town
Shepherdstown
Philippi
Summersville